Exhibit 99.2

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (this “Agreement”) is made this 19th day of November, 2015 (the “Effective Date”) between CyDex Pharmaceuticals, Inc., a Delaware corporation (“CyDex”), and Vireo Health, LLC, a Minnesota limited liability company (“Company”).

RECITALS

WHEREAS, CyDex is the exclusive supplier of Captisol®, a drug formulation system designed to enhance the solubility and stability of drugs;

WHEREAS, CyDex desires to supply and Company desires to purchase Captisol from CyDex, under the terms and conditions set forth herein;

WHEREAS, CyDex and Company are contemporaneously entering into a License Agreement (the “License Agreement”); and

NOW, THEREFORE, in consideration of the following mutual promises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

1.	DEFINITIONS.

For the purposes of this Agreement, the following definitions shall apply:

“Captisol”means sulfobutylether ß(beta) cyclodextrin, sodium salt. CyDex supplies a uniquely modified form of such material under the Captisol® brand, manufactured in accordance with the Specifications. For avoidance of doubt: the uniquely modified form of such material supplied by CyDex under the Captisol® brand shall be deemed to be included among the substances/products which are within the defined term “Captisol,” as are the Commercial Grade Captisol and Pre-Commercial Grade Captisol that are supplied hereunder.

“Commercial Grade Captisol” means Captisol® brand sulfobutylether ß(beta) cyclodextrin, sodium salt which (a) has been manufactured under GMP conditions, (b) is intended for use in humans, and (c) is intended for commercial sale of the Licensed Products.

“Commercial Grade Shortfall” shall have the meaning defined in Section 4.2.

“Defect” and “Defective” shall have the meanings defined in Section 3.6(b).

“Detailed Forecast” shall have the meaning defined in Section 3.2.

“First Commercial Order Date” shall have the meaning defined in Section 3.1.

“GMP” means manufactured under conditions of current good manufacturing practices for bulk excipients as set forth in U.S. Pharmacopeia <1078> as of the Effective Date or any successor thereto.

“Latent Defect” shall have the meaning defined in Section 3.6(c).

“Minimum Remaining Shelf Life” means [***].

“Notice of Termination” shall have the meaning defined in Section 6.2.

“Permitted Purchaser Requirements” means the requirements during the Term of all Permitted Purchasers for Captisol to be used in Licensed Products in and for the Territory, including without limitation all Commercial Grade Captisol and Pre-Commercial Grade Captisol.

“Permitted Purchasers” means, collectively: (a) Company; (b) Affiliates of Company; (c) Sublicensees of Company; and (d) all Contract Manufacturers for Company, Affiliates of Company and Sublicensees permitted in accordance with the License Agreement.

“Pre-Commercial Grade Captisol” means Captisol® brand sulfobutylether ß(beta) cyclodextrin, sodium salt which (a) has been manufactured under GMP conditions, (b) is intended for use in humans and/or in animals, and (c) is intended for use for research or clinical trials for the Licensed Products.

“Purchase Volume Limitations” shall have the meaning defined in Section 3.3.

“Q1”, “Q2”, “Q3” and “Q4” shall have the meanings defined in Section 3.2.

“Specifications” means the specifications for Captisol set forth in Exhibit B hereto, as such may be amended from time to time pursuant to Section 3.10.

“Term” shall have the meaning defined in Section 6.1.

“Testing Methods” shall have the meaning defined in Section 3.6(a).

“Third-Party Manufacturer” shall have the meaning defined in Section 2.3.

In addition, any capitalized terms not separately defined herein, including “Affiliate”, “Confidential Information”, “Contract Manufacturer”, “DMF”, “Eligible State”, “FDA”, “Licensed Product”, “Quality Agreement”, “Sublicensee”, “Territory” and “Third Party” shall have the respective meanings defined in the License Agreement.

2.	PURCHASE AND SUPPLY OF CAPTISOL.

2.1 Purchase Commitment. Subject to the provisions of this Agreement and during the Term of this Agreement, Company agrees that Company and the other Permitted Purchasers shall purchase from CyDex and CyDex shall supply 100% of the Permitted Purchaser Requirements for Captisol with respect to Licensed Products during the Term. This Agreement and the License

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Agreement do not grant Company or any other Permitted Purchaser the right to manufacture (or have manufactured on their behalf) under any CyDex intellectual property rights, Captisol, without CyDex’s prior written consent except as otherwise set forth in this Agreement or in the License Agreement.

2.2 Supply Commitment. CyDex agrees that CyDex shall produce (or have produced for it as set forth in Section 2.3), sell, supply and timely deliver to Company and the other Permitted Purchasers 100% of the Permitted Purchaser Requirements, subject to the provisions of this Agreement. CyDex shall only be required to sell and deliver the Permitted Purchaser Requirements for Captisol pursuant to this Agreement. Company shall place orders for Captisol on behalf of itself and the other Permitted Purchasers, and shall directly pay to CyDex all amounts payable with respect thereto. This Agreement does not grant Company or any other Permitted Purchaser the right to manufacture (or have manufactured on their behalf) under any CyDex intellectual property rights, Captisol.

2.3 Third-Party Manufacturers. Without limiting CyDex’s responsibility under this Agreement, CyDex shall have the right, upon written notice to Company, to satisfy its supply obligations to Company hereunder either in whole or in part through arrangements with third parties engaged by CyDex to perform services or supply facilities or goods in connection with the manufacture or testing of Captisol (each, a “Third-Party Manufacturer”). CyDex shall and hereby does guarantee the performance of all Third-Party Manufacturers and shall promptly notify Company of the name and other relevant information of any Third-Party Manufacturer intended to be used by CyDex to satisfy its supply obligations of Captisol to any Permitted Purchasers hereunder. CyDex shall and hereby does warrant that such Captisol shall, at a minimum, meet and satisfy the Specifications as set forth in Exhibit B, not have any Defects, comply with all Quality Agreement obligations and the Minimum Remaining Shelf Life and have in all material respects been manufactured in accordance with all applicable laws and regulations, including under conditions of GMP. The parties hereby agree that The Hovione Group is an approved Third-Party Manufacturer as of the Effective Date of this Agreement, and unless otherwise instructed by CyDex Company shall reference The Hovione Group’s manufacturing processes, and no others, in any regulatory applications and filings which require disclosure of manufacturing processes.

2.4 Restrictions. Company covenants and agrees that: (a) all Captisol supplied by CyDex pursuant to this Agreement shall be used only in Licensed Products in and for the Territory, including, without limitation, the development, approval and manufacture of Licensed Products (provided, however, that Company may separately use Captisol for testing, product research and development of Licensed Products, for such purposes and/or requirements arising under or in regards to applicable law (including, without limitation, the Food, Drug and Cosmetics Act, in each instance as may be required by Company, Permitted Purchasers and/or regulatory authorities or governmental agencies in connection with Licensed Products); (b) Company shall obtain the written agreement (for the express benefit of CyDex) of each Permitted Purchaser to not resell Captisol as a standalone product and only use Captisol in accordance with (a) above; (c) Company shall not make or have made, and shall not permit any other Permitted Purchaser to make or have made, Captisol; (d) Company and its Affiliates shall not sell, deliver or transfer to anyone any Captisol supplied by CyDex pursuant to this Agreement, except to the extent it is incorporated into a Licensed Product in and for the Territory or is otherwise expressly permitted in this Section or elsewhere in this Agreement and/or in the License Agreement; and (e) Company shall, and shall cause the other Permitted Purchasers to, use only Commercial Grade Captisol in Licensed Products sold commercially, and shall not use any Pre-Commercial Grade Captisol in any Licensed Products sold commercially.

3.	SUPPLY TERMS.

3.1 Long-Term Forecast. Company shall use reasonable efforts to provide to CyDex, at least six months before the date on which Company anticipates issuing its first purchase order to CyDex for Commercial Grade Captisol (the “First Commercial Order Date”), a non-binding forecast setting forth Company’s estimate of the required quantities of Commercial Grade Captisol for each of the following two years. Such non-binding long-term forecast shall thereafter be updated by Company at least once every 12 months.

3.2 Binding Detailed Forecast. At least one calendar quarter before the First Commercial Order Date, Company shall provide to CyDex a detailed rolling forecast setting forth Company’s requirements (inclusive of all Permitted Purchaser Requirements) and anticipated delivery schedules for Commercial Grade Captisol for each calendar quarter during a 12 month period (the “Detailed Forecast”) which includes the calendar quarter in which the First Commercial Order Date is to occur and the three following calendar quarters. For purposes of this Agreement, a calendar quarter means the consecutive three month period ending March 31, June 30, September 30, and December 31, respectively. The Detailed Forecast shall thereafter be updated by Company quarterly on a rolling basis, no later than the first day of each calendar quarter, so that in each calendar quarter CyDex shall have been provided with a rolling Detailed Forecast for each calendar quarter during the 12 month period commencing on the first day of the next calendar quarter following the date on which such Detailed Forecast is submitted. The Detailed Forecast shall be firm and binding on Company, subject to the permissible variances set forth in Section 3.3 below, with respect to the first, second and third calendar quarters covered by such updated Detailed Forecast (“Q1”, “Q2”, “Q3”, respectively, and where the fourth calendar quarter shall be “Q4”). Q4 of such Detailed Forecast shall not be binding and shall be provided for the sole purpose of planning; provided, that if Company fails to provide any updated Detailed Forecast in accordance with this Section 3.2, the Detailed Forecast last provided by Company shall be deemed to be Company’s binding Detailed Forecast (in the subsequent time period when no Detailed Forecast was provided), with the prior Q4 forecasted quantity and timing being the new Q3 forecasted quantity and timing, the prior Q3 forecasted quantity and timing being the new Q2 forecasted quantity and timing and the prior Q2 forecasted quantity and timing being the new Q1 forecasted quantity and timing, and with the same quantity and timing as had been forecasted (or deemed to be forecasted) for the fourth quarter of the prior Detailed Forecast being repeated as the forecasted quantity and timing for the new Detailed Forecast’s fourth quarter.

3.3 Detailed Forecast Variances. Each updated Detailed Forecast may modify the amount of Commercial Grade Captisol estimated in the previous Detailed Forecast in accordance with the following limitations (the “Purchase Volume Limitations”):

a. for the Q1 covered by such updated Detailed Forecast, no change in excess of a [***]% volume increase or decrease may be made to the forecast provided for the Q2 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex;

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b. for the Q2 covered by such updated Detailed Forecast, no change in excess of a [***]% volume increase or decrease may be made to the forecast provided for the Q3 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex; and

c. for the Q3 covered by such updated Detailed Forecast, no change in excess of a [***]% volume increase or decrease may be made to the forecast provided for the Q4 in the immediately preceding Detailed Forecast without the prior express written consent of CyDex.

3.4 Supply.

(a) Purchase Orders. Together with each Detailed Forecast provided under Section 3.2, Company shall place a firm purchase order with CyDex, for Company’s order of Commercial Grade Captisol for the first calendar quarter of the Detailed Forecast for delivery consistent with the Detailed Forecast. Each purchase order, for all grades of Captisol, shall specify: (i) the grade of Captisol ordered (i.e., Commercial Grade Captisol or Pre-Commercial Grade Captisol); (ii) quantities; (iii) delivery dates; and (iv) reasonable shipping instructions and packaging requirements. Any firm purchase order for Captisol, to the extent it does not request more or less than the Purchase Volume Limitations (in the case of Commercial Grade Captisol ordered) nor request a delivery date less than [***] nor more than [***] days after the date of such purchase order (in the case of any grade of Captisol ordered), shall be deemed accepted by CyDex upon receipt by CyDex. With respect to quantities of Commercial Grade Captisol ordered pursuant to such purchase order that exceed the Purchase Volume Limitations, CyDex shall not be obligated to accept the excess portion of such purchase order but nevertheless shall use good faith efforts to fill such orders for such excess quantities. If CyDex, despite the use of good faith efforts, is unable to supply as requested such quantities that exceed the Purchase Volume Limitations for Commercial Grade Captisol, such inability to supply shall not be deemed for any purpose to be a breach of this Agreement by CyDex or an inability by CyDex to supply. CyDex shall use commercially reasonable efforts to notify Company as soon as possible, but no less than within 14 days, after its receipt of a purchase order of its ability to fill any amounts of such order that are in excess of the Purchase Volume Limitation for Commercial Grade Captisol. If any purchase order or other document submitted by Company hereunder or any other document passing between the parties contains terms or conditions in addition to or inconsistent with the terms of this Agreement, the terms of this Agreement shall control and prevail and the parties hereby agree that such additional or inconsistent terms shall simply be ignored and deemed not to exist, unless they are handwritten and expressly identified as being additional to or inconsistent with this Section 3.4 and are signed by officers of both parties next to the handwriting.

(b) Safety Stock. CyDex may establish and maintain, solely for the benefit of the Permitted Purchasers, a commercially reasonable safety stock of Captisol. CyDex shall keep Company reasonably informed of the level of inventory identified as the safety stock and shall notify Company in the event any deliveries to Company deplete safety stock levels.

3.5 Delivery. CyDex shall deliver or have delivered by any Third-Party Manufacturers approved pursuant to the provisions of Section 2.3 above the quantities of Captisol defined in any accepted purchase order. Unless Company hereafter expressly requests a different airport and CyDex consents, such consent not to be unreasonably withheld, delayed or conditioned), Captisol shall be

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delivered FOB (Incoterms 2010) Denver, Colorado (the indicated delivery airport being the “Delivery Location”). Title to Captisol, and risk of loss and/or damage to Captisol, shall pass to Company upon arrival of the Captisol at the Delivery Location. Quantities actually delivered to Company pursuant to an accepted purchase order may vary from the quantities reflected in such purchase order by up to 5% and still be deemed to be in compliance with such purchase order; provided, however, that Company shall only be invoiced and required to pay for the quantities of Captisol that Company actually ordered and CyDex actually delivered to Company. CyDex shall use commercially reasonable efforts to include in the next shipment of Captisol to Company, any quantities ordered pursuant to an accepted purchase order but not previously delivered.

3.6 Quality Control; Acceptance and Rejection.

(a) Quality Control. The Parties shall, if Company requests, negotiate in good faith a mutually agreeable Quality Agreement. It is anticipated that the Quality Agreement would clearly describe audit rights and procedures, which shall be consistent with this Agreement. CyDex shall conduct or have conducted quality control testing of Captisol before shipment in accordance with the Quality Agreement, Specifications, all applicable laws and regulations, including GMP and other CyDex-approved quality control testing procedures (the “Testing Methods”). CyDex shall retain or have retained accurate and complete records pertaining to such testing. Each shipment of Captisol hereunder shall be accompanied by a certificate of analysis for each lot of Captisol therein signed by the responsible quality control official of CyDex.

(b) Acceptance Testing. Company shall have a period of 30 days from the date of receipt to test or cause to be tested Captisol supplied under this Agreement, with an eye to possible rejection of the shipment. Company or its designee shall have the right to reject by notice to CyDex any shipment of Captisol that does not conform in all material respects with the Specifications, the Quality Agreement, the Minimum Remaining Shelf Life, applicable laws and regulations, including GMP or is otherwise defective or not in compliance with the applicable purchase order (including any packaging instructions set forth therein) or the terms of this Agreement at the time of delivery pursuant to Section 3.5 when tested in accordance with the Testing Methods (such Captisol thereby having a “Defect” and upon proper rejection, deemed “Defective”). All shipments of Captisol shall be deemed accepted by Company unless CyDex receives written notice of rejection (email is acceptable) from Company within such 30-day period describing the reasons for the rejection in reasonable detail. Once a delivery of Captisol is accepted or deemed accepted hereunder, Company shall have no recourse against CyDex in the event Captisol is subsequently deemed unsuitable for use for any reason, except as provided in Section 10.1 of the License Agreement or except in circumstances where the Defect is deemed a Latent Defect.

(c) Latent Defects. As soon as either party becomes aware of any Defect in any Captisol lot which either (i) existed at the time of acceptance but was not discovered or (ii) arose, solely based on the fault of any Permitted Purchasers and/or any of their agents, contractors or carriers, before the [***] day after actual or deemed acceptance (each such Defect, a “Latent Defect”), it shall promptly notify the other party of such event (including reasonable details and the lot involved). If Captisol accepted by Company becomes non-conforming by virtue of the Latent Defect, Company may place the lot on quality assurance hold pending CyDex’s prompt investigation and a final resolution of the claimed Latent Defect. In the event that such Captisol is found to

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contain a Latent Defect, such Captisol shall be deemed rejected as of the date of the notice, and the rights and obligations of the parties with respect to the rejected Captisol shall thereafter be governed by the same process as governs acceptance testing set forth below.

(d) Confirmation. After its receipt of a notice of rejection from Company pursuant to Section 3.6(b) or (c) above, CyDex shall promptly notify Company whether it accepts Company’s basis for rejection and Company shall cooperate with CyDex in determining whether such rejection was necessary or justified. If CyDex does not notify the Company that it accepts or rejects the basis for the Company’s rejection within [***] days of its receipt of Company’s notice, then CyDex shall be deemed to have accepted Company’s basis for rejection. If CyDex does respond within [***] days and the parties are unable to agree as to whether a shipment of Captisol supplied by CyDex or its Third-Party Manufacturer hereunder is Defective, such question shall be submitted to an independent quality control laboratory mutually agreed upon by the parties. The findings of such independent laboratory shall be binding upon the parties. The cost of the independent quality control laboratory shall be borne by the party whose results are shown by such laboratory to have been incorrect.

(e) Return or Destruction of Rejected Shipments. Company may not return or destroy any batch of Captisol until either (i) it receives written notification from CyDex that CyDex does not dispute that the batch or a portion thereof is Defective or (ii) CyDex fails to respond to Company’s rejection within the [***] day period identified in Section 3.6(d). Under subpart (ii), Company may either destroy or return the rejected Captisol at Company’s option. If under subpart (i), CyDex shall indicate in its notice either that Company shall destroy the rejected batch of Captisol or that Company shall return the rejected Captisol, in which case Company shall promptly destroy the rejected batch of Captisol and provide CyDex with written certification of such destruction, or, if the notice so states, Company shall promptly return the rejected batch of Captisol to CyDex. In each case, CyDex shall reimburse Company for the documented, reasonable costs associated with the destruction or return of the rejected Captisol, as applicable.

(f) Refund or Replacement. Company shall not be required to pay any invoice with respect to any shipment of Captisol properly rejected pursuant to this Section 3.6. Nor shall such properly rejected Captisol count against Company or Company Affiliates or in any way comprise a failure of Company or Company Affiliates to satisfy a Detailed Forecast, minimum purchase or other duties and obligations under this Agreement, the License Agreement or otherwise. Notwithstanding the foregoing, Company shall be obligated to pay in full for any rejected shipment of Captisol that is not subsequently determined to be Defective (unless CyDex already provided Company with acceptance of its rejection under Section 3.6), irrespective of whether Company has already paid CyDex for a replacement shipment. If Company pays in full for a shipment of Captisol and subsequently properly rejects such shipment in accordance with this Section 3.6, Company shall be entitled, upon its receipt of CyDex’s acceptance of such rejection or confirmation that such shipment or material portion thereof is Defective, at its election, either: (i) to a prompt refund or credit equal to the purchase price and the reasonable costs associated with the destruction or return, including but not limited to, shipping and insurance paid with respect to such rejected shipment (or destruction costs to the extent destroyed); or (ii) to require CyDex to promptly replace such rejected shipment with non-Defective Captisol at no additional cost to Company. Company acknowledges and agrees that, except for the indemnification obligations set forth in Section 10.1 of the License

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Agreement (to the extent applicable) and/or Company’s right to terminate this Agreement for material breach by CyDex (to the extent applicable), Company’s rights to a refund or credit for or to receive replacement of properly rejected shipments of Captisol hereunder shall be Company’s sole and exclusive remedy, and CyDex’s sole obligation, with respect to Defective or non-conforming Captisol delivered hereunder.

(g) Exceptions. Company’s rights of rejection, return, refund and replacement set forth in this Section 3.6 shall not apply to that portion of the delivered Captisol that is Defective due to damage (i) caused by Company, its Affiliates or Permitted Purchasers or their respective employees, agents, contractors or carriers, including but not limited to misuse, neglect, improper storage, transportation or use beyond any dating provided or (ii) that occurs after arrival of the Captisol at the Delivery Location, including but not limited to any damage caused thereafter by accident, fire or other hazard; and CyDex shall have no liability or responsibility to Company with respect thereto.

3.7 Facilities and Inspections. CyDex shall permit, and shall use reasonable commercial efforts to induce each Third-Party Manufacturer to permit, a reasonable number of Company and the Permitted Purchaser’s authorized representatives, during normal working hours and upon reasonable prior notice to CyDex but in no event less than 20 days’ prior notice (subject to Third-Party Manufacturer’s consent to be reasonably sought by CyDex), to confidentially inspect for a reasonable number of days that portion of all CyDex facilities utilized for the manufacture, preparation, processing, storage or quality control of Captisol and/or such facilities of any Third-Party Manufacturer, no more frequently than once per calendar year or more frequently if a Defect has been identified. Company’s authorized representatives shall be accompanied by CyDex personnel (and, if Third-Party Manufacturer so requests, Third-Party Manufacturer personnel) at all times, shall be qualified to conduct such manufacturing audits, shall comply with all applicable rules and regulations relating to facility security, health and safety. Company shall ensure that its authorized representatives conduct each manufacturing audit in such a manner as to not unreasonably interfere with the normal and ordinary operations of CyDex or its Third-Party Manufacturer. Except as expressly set forth in this Section 3.7, Company, Permitted Purchasers and their respective employees or representatives shall not have access to CyDex’s facilities or the facilities of any Third-Party Manufacturer. To the extent that a governmental authority requests the ability to inspect CyDex or any Third Party Manufacturing facility, CyDex will use reasonable efforts to promptly support and facilitate such request.

3.8 Inability to Supply.

(a) Additional Site. CyDex may in its discretion seek to induce its current Third-Party Manufacturer to undertake and complete validation, qualification and regulatory approvals for a secondary site for the manufacture of Captisol utilizing the same Specifications and manufacturing processes as its initial site.

(b) Notice. CyDex shall, within 14 days after CyDex’s receipt of a purchase order from Company, notify Company if CyDex knows it will be unable to supply at the scheduled delivery time any quantity of Captisol ordered by Company.

(c) Allocation. If CyDex is unable to supply to Company and/or its Permitted Purchasers the quantity of non-Defective Captisol that CyDex is required to supply hereunder, CyDex shall (i) first utilize any safety stock maintained pursuant to Section 3.4(b) solely for the benefit of the Permitted Purchasers, (ii) allocate any remaining inventories of Captisol among Company and/or Permitted Purchasers and any other purchasers of Captisol with which CyDex then has an on-going contractual relationship, in proportion to the quantity of Captisol for which each of them has orders pending at such time, (iii) require its Third-Party Manufacturer to utilize the additional site discussed in Section 3.8(a) (if any such additional site has been established) for the supply of any shortfall amounts of Captisol and (iv) use all commercially reasonable efforts to minimize supply delays; provided, [***]

3.9 Product Recalls. [***]

3.10 Regulatory Status and Specifications.

(a) CyDex shall be solely responsible for obtaining and maintaining the necessary approvals and authorizations for Captisol, including but not limited to its production, sale and delivery, from all applicable regulatory authorities, including updating and maintaining the DMF.

(b) CyDex shall promptly notify Company in writing on becoming aware of any matters that are likely to affect adversely the regulatory status of Captisol or the ability of CyDex to supply Captisol in accordance with the terms of this Agreement.

(c) Except as set forth herein, CyDex may, after at least [***] months’ prior written notice to Company, make reasonable, insignificant changes to the Specifications or the manufacturing process for Captisol® without Company’s prior written consent, provided such changes do not (i) require Company to conduct additional process validation or stability testing, (ii) require Company to comply with additional clinical study requirements from the FDA and/or applicable State regulators or administrators that would be beyond that required for the Licensed Products formulated with Captisol meeting the unmodified Specifications/ manufacturing process, (iii) delay Company’s development or regulatory approval of a Licensed Product, (iv) negatively affect the solubility, stability, shelf life, safety, or efficacy of a Licensed Product, or (v) affect the regulatory status of any Licensed Product or require any material additional regulatory approvals. In addition, CyDex may, after at least [***] months’ prior written notice to Company, make changes to the Specifications or the manufacturing process for Captisol® without Company’s prior written consent, even if such changes (i) require Company to conduct additional process validation or stability testing, (ii) require Company to comply with additional clinical study requirements from the FDA that would be beyond that required for the Licensed Products formulated with Captisol meeting the unmodified Specifications/ manufacturing process, (iii) delay Company’s development or regulatory approval of a Licensed Product, (iv) negatively affect the solubility, stability, shelf life, safety, or efficacy of a Licensed Product, and/or (v) affect the regulatory status of any Licensed Product or any additional regulatory approvals. CyDex shall provide Company with an opportunity to evaluate and comment upon the reasonableness of any proposed change to the Specifications or the manufacturing process for Captisol®. In the event of any permitted change to the Specifications or the manufacturing process for Captisol® effected by CyDex hereunder, CyDex shall nonetheless continue to provide Company with Captisol under the unmodified Specifications and manufacturing process under the terms of this Agreement until such time that Company has obtained any required approvals for the Specification change or the manufacturing process, as applicable, for Captisol by

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the FDA and/or applicable State regulators or administrators (but only for so long as Company has not failed to reasonably pursue all required approvals for the Specification change or the manufacturing process, as applicable, from the FDA and/or applicable State regulators or administrators).

(d) In the event that the FDA and/or applicable State regulators or administrators requires Company to implement any changes to the Specifications or the manufacturing process for Captisol, or Company desires to change (including to narrow any ranges within) the Specifications or the manufacturing process for Captisol® and CyDex elects in its sole discretion to accommodate such desire, CyDex shall make all such changes required by the FDA or other applicable regulatory agency or requested by Company. CyDex shall promptly advise Company as to any lead-time changes or other terms that may result from a change to the Specifications or the manufacturing process for Captisol. (In such a case, the lead-times specified in and the other provisions of Section 3.10(c) shall be inapplicable.) Company shall bear the costs CyDex actually incurred for materials already purchased expressly for Company, its Affiliates or Sublicensees which cannot be sold to a third party and are rendered unusable by a change in Specifications or the manufacturing process for Captisol requested by Company and agreed to by CyDex.

(e) The parties shall use commercially reasonable efforts to cooperate with each other in order to carry out the intent and purposes of this Section 3.10. In addition to the rights set forth above, before a change in any of the Specifications or the manufacturing process for Captisol (other than a change required by the FDA or another applicable regulatory agency having jurisdiction), Company shall have the right to make a one-time bulk purchase of Captisol (in addition to any amounts previously forecast) pursuant to a separately issued purchase order and CyDex shall use commercially reasonable efforts to accommodate and deliver the same in a reasonably timely manner.

3.11 Orders of Pre-Commercial Grade Captisol. During or before Company’s clinical development of any Licensed Product, (a) Company or a Permitted Purchaser shall provide CyDex with purchase orders from time to time as needed for Pre-Commercial Grade Captisol, and (b) CyDex shall accept and fulfill all such purchase orders for Pre-Commercial Grade Captisol, provided that such purchase order is consistent with the terms of Section 3.4(a). Sections 3.4, 3.5 and 3.6 shall apply to such order.

4.	COMPENSATION.

4.1 Pricing. The purchase prices for Captisol pursuant to this Agreement are as specified in Exhibit A. CyDex reserves the right to increase such purchase prices set forth in Exhibit A on each January 1 during the Term, upon not less than 30 days’ prior written notice to Company, by a percentage equal to the aggregate percentage increase, if any, in the Producer Price Index, Pharmaceutical Preparation Mfg - pcu325412325412 PCU as reported by the Bureau of Labor Statistics, U.S. Department of Labor, for the 12 month period ending October 31 of the prior year, subject to an annual cap of [***]. In addition, CyDex reserves the right to, upon not less than five days’ prior written notice to Company, decrease such purchase prices at any time to any lower price selected by CyDex, provided that if CyDex does so it shall also have the right to at any time, upon not less than 30 days’ prior written notice to Company, increase such purchase prices back to the

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original prices from which the decrease occurred, or to any in-between prices; and in the event of such an increase pursuant to this sentence, CyDex shall have the right to make annual increases thereafter (from such increased price point) pursuant to the preceding sentence.

4.2 Shortfall Reimbursement (Take or Pay). If Company fails to order (pursuant to and in compliance with Article 3) for the Q1 of any Detailed Forecast a quantity of Commercial Grade Captisol to be delivered during such Q1 (or within 100 days after the firm purchase order is placed) that is equal to or greater than the quantity of Commercial Grade Captisol Company is obligated to purchase pursuant to the applicable Detailed Forecast (the difference between the quantity of Commercial Grade Captisol Company is obligated to purchase in Q1 pursuant to the applicable Detailed Forecast and the amount of Commercial Grade Captisol that Company actually orders for delivery in Q1 (or within 60 days after the firm purchase order is placed), the “Commercial Grade Shortfall”), then Company shall either (a) pay CyDex [***]% of the purchase price hereunder for the Commercial Grade Shortfall amount and in such case shall not be entitled to receive delivery of such Commercial Grade Shortfall amount or (b) pay CyDex [***]% of the purchase price hereunder for the Commercial Grade Shortfall amount and in such case shall be entitled to receive delivery of such Commercial Grade Shortfall amount. In either event, such payment must be made within 20 days after the end of the Q1. This Section 4.2 is based on the time stated for delivery in the original order, as opposed to the time delivery is actually made. Notwithstanding the forgoing provided for in this Section 4.2, the Company shall still be entitled to the variances identified in Section 3.3(a) before application of this Section 4.2.

4.3 Payments; Taxes. All amounts due hereunder are stated in, and shall be paid in, U.S. Dollars. Payment of CyDex’s invoices shall be made, except to the extent disputed in good faith, within 30 days after Company’s receipt of such invoices. The purchase prices for Captisol specified in Exhibit A exclude and shall be paid in full to CyDex without reduction for all applicable sales, use, and other taxes applicable to Company and/or in respect of the transactions contemplated by this Agreement, and Company shall be responsible for payment of all such taxes (other than taxes based on CyDex’s income), fees, duties, and charges, and any related penalties and interest, arising from the payment of amounts due hereunder. Accrual and payment of interest shall not be deemed to excuse or cure breaches of contract arising from late payment or nonpayment. Cumulative with and not exclusive of any and all other available remedies, unpaid and undisputed balances shall accrue interest, from due date until paid, at an annual rate equal to the prime rate, as reported in The Wall Street Journal, Eastern U.S. Edition, on the date such payment is due (or the last previous publication date if such date is not a publication date), plus an additional 200 basis points (2%). If any amount due hereunder and not subject to a reasonable, good-faith dispute by Company remains outstanding for more than 30 days after its due date, CyDex may, in addition to any other rights or remedies it may have, refuse to ship Captisol hereunder except upon payment by Company in advance.

5.	REPRESENTATIONS AND WARRANTIES.

5.1 Limited Warranty. CyDex covenants and warrants solely to Company that:

(a) All Captisol sold to Company pursuant to this Agreement shall conform to the respective Specifications (as applicable for Pre-Commercial Grade Captisol or Commercial Grade Captisol), the Minimum Remaining Shelf Life, the Quality Agreement and all applicable laws,

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

including GMP, at the time of delivery and shall not, before the 270th day after actual or deemed acceptance, be subject to any Latent Defects;

(b) CyDex, its Affiliates and its Third-Party Manufacturers hold and operate, and will continue to hold and operate in material compliance with, all permits, licenses, franchises, authorizations and clearances of the FDA and/or any other regulatory authority required in connection with the manufacture and supply of Captisol, except where the failure to so hold or be so operating does not have and would not reasonably be expected to have an adverse effect on (i) CyDex and its ability to supply Captisol and (ii) Company and its ability to obtain Captisol and its ability to exploit Licensed Products;

(c) As of the Effective Date, CyDex and its Affiliates does not know of any actual or threatened enforcement actions relating to the manufacture and/or supply of Captisol against CyDex, its Affiliates or its Third-Party Manufacturers by the FDA or any other federal or state regulatory authority;

(d) As of the Effective Date and until the last-to-expire of the Licensed Patents (or, if sooner, the end of the Term), CyDex is and will be the exclusive manufacturer and supplier in the United States of Captisol which conforms to the Specifications; and

(e) Excluding any effect of the fact that the manufacture, distribution, and possession with intent to distribute of cannabis and/or cannabis derived products are illegal under federal law and under the laws of certain states, CyDex has and will continue throughout the Term (and its Third Party Manufacturers has and will continue throughout the Term) all required approvals and authorizations to enter into this Agreement and to perform the production, transportation and sale of Captisol hereunder.

5.2 Representations, Warranties. The provisions of Section 9.1 and Section 9.2 of the License Agreement are incorporated herein by reference as if fully set forth herein, with references therein to “this Agreement” being understood to refer to this Supply Agreement rather than to the License Agreement.

5.3 Disclaimer. Notwithstanding the representations and warranties set forth in this Section 5, Company acknowledges and accepts the risks inherent in attempting to develop and commercialize any pharmaceutical product. There is no implied representation that any Licensed Products can be successfully developed or commercialized. The express warranties set forth in this Section 5 above and elsewhere in this Agreement are provided in lieu of, and EACH PARTY HEREBY DISCLAIMS, all other warranties, express and implied, relating to the subject matter of this Agreement, Captisol, the Licensed Intellectual Property, or the Licensed Products, including but not limited to the implied warranties of merchantability and fitness for a particular purpose. CyDex’s warranties under this Agreement are solely for the benefit of Company and Company’s operative Affiliates and may be asserted only by Company, and Company’s operative Affiliates or their successor and not any Affiliate (other than an operative Affiliate), Permitted Purchaser or other Third Party (other than a Company Indemnitee with respect to an indemnification claim). Company shall be solely responsible for all representations and warranties that Company or its Affiliates make to any Permitted Purchaser or direct or indirect customer of Licensed Products.

6.	TERM AND TERMINATION.

6.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless terminated earlier as set forth herein, shall continue until the expiration or termination of the License Agreement in its entirety.

6.2 Termination for Breach. If either party should breach or violate or fail to perform any material term or covenant of this Agreement, then the other party may give written notice of such default to the first party. If such party should fail to cure such default within 30 days after the date of such notice, the other party shall have the right to terminate this Agreement by a second written notice (a “Notice of Termination”) to the first party. If Notice of Termination is sent to such first party, this Agreement shall automatically terminate on the effective date of such notice.

6.3 Termination for Bankruptcy. Either party may terminate this Agreement immediately upon written notice to the other party in the event that the first party has a petition in bankruptcy filed against it that is not dismissed within 60 days of such filing, files a petition in bankruptcy or makes an assignment for the benefit of creditors.

6.4 Effect of Termination. Upon any termination of this Agreement, Company shall no longer have any rights to purchase Captisol from CyDex or its Affiliates. In no way limiting the confidentiality obligations of CyDex and its Third-Party Manufacturers under this Agreement and the License Agreement, for a period of two years following the expiration or termination of this Agreement, CyDex shall not and shall ensure that it and its Affiliates’ respective employees, agents and Third-Party Manufacturers will not use or share any of the confidential information of the Company that Company provided or that such parties were provided access to.

6.5 Survival. Notwithstanding any other provisions of this Agreement, any liability or obligation of either party to the other for acts or omissions before the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement. Such termination or expiration shall not relieve either party from obligations that are expressly indicated to survive termination or expiration of this Agreement, nor shall any termination or expiration of this Agreement relieve Company of its obligation to pay CyDex sums due in respect of non-Defective Captisol shipped before termination or expiration of this Agreement. Sections 2.4 (Restrictions), 3.5 (Delivery), 3.6 (Quality Control; Acceptance and Rejection), 3.7 (Facilities and Inspections), 3.9 (Product Recalls), 4.3 (Payments; Taxes), 5.1 (Limited Warranty), 5.2 (Representations, Warranties), 5.3 (Disclaimer), 6.4 (Effect of Termination), 6.5 (Survival) and 7 (General Provisions) shall survive termination or expiration of this Agreement.

7.	GENERAL PROVISIONS.

The following Sections of the License Agreement are incorporated into this Agreement by this reference as if fully set forth herein, with references therein to “this Agreement” being understood to refer to this Supply Agreement rather than to the License Agreement: 4.2 (Taxes), 7.2 (Material Safety), 7.3 (Adverse Event Reporting), 8 (Confidentiality), 10 (Indemnification), 11 (Limitation of Liability), 12 (Management of Intellectual Property), and 14 (General Provisions).

IN WITNESS WHEREOF, the parties have executed this Supply Agreement as of the Effective Date.

CYDEX PHARMACEUTICALS, INC.

By:
Name:
Title:

VIREO HEALTH, LLC

By:
Name:
Title:	Chief Executive Officer

EXHIBIT A

PURCHASE PRICES FOR CAPTISOL

All prices are FOB (Incoterms 2010) the Delivery Location.

All prices exclude shipping and insurance.

Grade of Captisol	Price per Kg	Minimum Order Size
Pre-Commercial Grade	[***]	[***]
Commercial Grade	[***]	[***]

Such prices are subject to adjustment pursuant to Section 4.1.

* * * * *

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

A-1

EXHIBIT B: SPECIFICATIONS

[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

B-1